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Exhibit (l)(1)

 Consent of counsel

We consent to the reference to our firm under the headings "Legal Matters" and "Legal Counsel" in the Registration Statement on Form N-2 of Brookfield Global Listed Infrastructure Income Fund Inc., as filed with the Securities and Exchange Commission on or about September 11, 2013.

/s/ Paul Hastings LLP

Paul Hastings LLP

September 11, 2013

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  Exhibit (l)(1)
  Consent of counsel